UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2022

RESIDEO TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38635	82-5318796
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16100 N 71st Street, Suite 550 Scottsdale, Arizona	85254
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (480) 573-5340

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol:	Name of each exchange on which registered:
Common Stock, par value $0.001 per share	REZI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Equity Purchase Agreement

On February 6, 2022, Resideo Technologies, Inc., a Delaware corporation (the “Company”), and Newell Brands Inc., a Delaware corporation (“Newell”), entered into an Equity Purchase Agreement (the “Equity Purchase Agreement” or the “EPA”) providing for the Company to purchase from Newell and an affiliate thereof one hundred percent (100%) of the issued and outstanding capital stock of First Alert, Inc., a Delaware corporation (“First Alert”). First Alert and its subsidiaries offer a comprehensive portfolio of detection and suppression devices, including smoke alarms, carbon monoxide alarms, combination alarms, connected fire and carbon monoxide devices, and fire extinguishers and other suppression solutions, including through the First Alert®, BRK® and Onelink® brands.

Purchase Price

The base purchase price payable by the Company upon the closing of the transactions contemplated by the EPA (the “Closing” and the “Transactions,” respectively) is $593,000,000, which is subject to adjustment based on the amount of working capital and net indebtedness of the Business (as defined in the EPA) as of immediately prior to the Closing, as well as any unpaid transaction expenses that reduce the purchase price in accordance with the terms of the EPA. The purchase price will be paid in cash. Pursuant to the EPA and subject to the terms and limitations set forth therein, the parties have agreed to make an election under Section 338(h)(10) of the Internal Revenue Code of 1986, as amended, which will treat the majority of the Transactions as an asset purchase for tax purposes. The Company expects to realize approximately $46 million in net present value of tax benefits as a result of making the above-referenced election.

Conditions to the Closing of the Transactions

The closing of the Transactions is subject to the satisfaction or waiver of customary closing conditions for both parties, including (i) the expiration or termination of the waiting period, including any extension thereof, under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, and the receipt or continued effectiveness of certain third party consents, and (ii) no law being enacted, entered, promulgated or enforced by any governmental authority of competent jurisdiction that prevents or makes illegal the consummation of the Transactions (a “Closing Legal Impediment”). In addition, the obligation of each of the Company and Newell to consummate the Transactions is conditioned on the accuracy of the representations and warranties made by the other party on the Closing Date (as defined in the EPA) or, if applicable, an earlier date (subject to certain “materiality” and “material adverse effect” qualifications set forth in the EPA with respect to such representations and warranties), the performance by the other party in all material respects of its covenants and agreements set forth in the EPA, and (in the case of the obligation of the Company to consummate the Transactions) there not having occurred any change, development, circumstance, fact, effect or event following the execution of the EPA and on or prior to the Closing Date that has had, or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (as defined in the EPA).

Certain Other Terms of the EPA

The EPA provides for certain termination rights for both the Company and Newell, including, among other things, (i) by mutual consent of the parties, (ii) by either party if the Closing has not occurred on or before June 6, 2022, which date is subject to extension by 90 days under the circumstances described in the EPA, (iii) by either party in the event that a Closing Legal Impediment shall be in effect and shall have become final and nonappealable, and (iv) by either party in the case of certain breaches of the other party’s representations, warranties or covenants that would result in the failure of a closing condition and such breach is not cured within a specified period set forth in the EPA or is not capable of cure (so long as the termination party is not also in breach as set forth in the EPA).

The EPA contains customary representations and warranties made by each of the Company and Newell, and also contains customary pre-closing covenants applicable to the conduct of Business (as defined in the EPA), including to operate the Business (as defined in the EPA) in the ordinary course and to refrain from taking certain actions without the Company’s prior consent. The EPA also contains other covenants pertaining to First Alert, its subsidiaries, the Business (as defined in the EPA) and the operations thereof, including, among others, covenants pertaining to intellectual property, regulatory undertakings in connection with the consummation of the Transactions, insurance, certain litigation matters, taxes and employees of the Business (as defined in the EPA). The representations and warranties contained in the EPA terminate upon the Closing, and the Company has obtained a representations and warranties insurance policy in connection with the Transactions.

Other Information

The foregoing description of the EPA and the Transactions does not purport to be complete and is qualified in its entirety by reference to the EPA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K, and is incorporated by reference herein. The EPA has been included to provide investors and securityholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Newell, First Alert, the Business (as defined in the EPA) or their respective subsidiaries and affiliates. The EPA contains representations and warranties of each of the Company and Newell made solely for the benefit of the other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that the parties have exchanged in connection with signing the EPA. The disclosure letter contains information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the EPA. Moreover, certain representations and warranties in the EPA were used for the purpose of allocating risk between the Company and Newell. Accordingly, investors and securityholders should not rely on the representations and warranties in the EPA as characterizations of the actual state of facts or condition of the Company, Newell, First Alert, the Business or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the EPA, which subsequent information may or may not be fully reflected in public disclosures.

Item 2.02	Results of Operations and Financial Condition

On February 7, 2022, in connection with the announcement of the execution of the EPA, the Company issued a press release announcing preliminary unaudited financial results for the three months ended December 31, 2021, a copy of which is being furnished as Exhibit 99.1 hereto. The information furnished pursuant to this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act.

Item 8.01	Other Events

On February 7, 2022, the Company issued a press release announcing the entry into the EPA and preliminary unaudited financial results for the three months ended December 31, 2021, as described above under Items 1.01 and 2.02 of this Current Report on Form 8-K, respectively. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01. The information furnished pursuant to this Item 8.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

2.1	Equity Purchase Agreement, dated as of February 6, 2022, by and between Resideo Technologies, Inc. and Newell Brands Inc.†

99.1	Resideo Technologies, Inc. Press Release, dated February 7, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

†	Schedules omitted pursuant to item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 7, 2022	RESIDEO TECHNOLOGIES, INC.

	By:	/s/ Jeannine J. Lane
	Name:	Jeannine J. Lane
	Title:	Executive Vice President, General Counsel and Corporate Secretary